    Exhibit 21    LIST OF SUBSIDIARIES

2248848 Ontario Inc.
3065619 Nova Scotia Company
3257959 Nova Scotia Company
896988 Ontario Limited
Accupath Diagnostic Laboratories, Inc.
Beacon Laboratory Benefit Solutions, Inc.
BeaconLBS IPA, Inc.
CannAmm GP Inc.
CannAmm Limited Partnership
Center for Disease Detection, LLC
Centrex Clinical Laboratories, Inc.
Clearstone Central Laboratories (U.S.) Inc.
Clearstone Holdings (International) Ltd.
Clipper Holdings, Inc.
Colorado Coagulation Consultants, Inc.
Colorado Laboratory Services, LLC
Correlagen Diagnostics, Inc.
Curalab Inc.
Cytometry Associates, Inc.
Czura Thornton (Hong Kong) Limited
DCL Acquisition, Inc.
DCL Medical Laboratories, LLC (FL)
DCL Medical Laboratories, LLC (DE)
DCL Sub LLC
Diagnostic Services, Inc.
DIANON Systems, Inc.
DL Holdings Limited Partnership
Dynacare - Gamma Laboratory Partnership
Dynacare Company
Dynacare G.P. Inc.
Dynacare Holdco LLC
Dynacare Laboratories Inc.
Dynacare Laboratories Limited Partnership
Dynacare Northwest Inc.
Dynacare Realty Inc.
DynaLifeDX
Endocrine Sciences, Inc.
Esoterix Genetic Counseling, LLC
Esoterix Genetic Laboratories, LLC
Esoterix, Inc.
Execmed Health Services Inc.
FirstSource Laboratory Solutions, Inc.
Gamma Dynacare Central Medical Laboratories GP Inc.
Gamma Dynacare Central Medical Laboratory Limited Partnership
GDML Medical Laboratories Inc
HHLA Lab-In-An-Envelope, LLC
Home Healthcare Laboratory of America, LLC
IDX Pathology, Inc.
Impact Genetics, Inc.
Lab Delivery Service of New York City, Inc.
LabCorp Belgium Holdings, Inc.
LabCorp BV
LabCorp Central Laboratories (Canada) Inc.
LabCorp Central Laboratories (China) Inc.
Labcorp Drug Development (f-Covance Inc.)
LabCorp Development Company

LabCorp Employer Services, Inc.
LabCorp Health System Diagnostics, LLC
LabCorp Japan, G.K.
Labcorp Kansas, Inc.
LabCorp Michigan, Inc.
LabCorp Nebraska, Inc.
LabCorp Neon Ltd.
LabCorp Neon Switzerland S.à r.l. (Renamed from LabCorp Neon Luxenbourg S.à r.l.)
Labcorp Oklahoma, Inc.
LabCorp Specialty Testing Billing Service, Inc.
LabCorp Specialty Testing Group, Inc.
LabCorp Staffing Solutions, Inc.
LabCorp Tennessee, LLC
LabCorp UK Holdings, Ltd.
Laboratoire Bio-Medic Inc.
Laboratory Corporation of America
LabWest, Inc.
LipoScience, Inc.
Litholink Corporation
Medical Neurogenetics, LLC
Medtox Diagnostics, Inc.
Medtox Laboratories, Inc.
MEDTOX Scientific, Inc.
Monogram Biosciences, Inc.
National Genetics Institute
New Brighton Business Center LLC
New Imaging Diagnostics, LLC
New Molecular Diagnostics Ventures LLC
NWT Inc.
Omniseq, Inc.
Ovuline, Inc.
PA Labs, Inc.
Path Lab Incorporated
Pathology Associates Medical Lab, LLC
Personal Genome Diagnostics Inc.
Persys Technology Inc.
Pixel by LabCorp
Princeton Diagnostic Laboratories of America, Inc.
Protedyne Corporation
Saint Joseph-PAML, LLC
Sequenom Center for Molecular Medicine, LLC
Sequenom, Inc.
SW/DL LLC
Tandem Labs Inc.
The LabCorp Charitable Foundation
Tri-Cities Laboratory, LLC
Viro-Med Laboratories, Inc.
Visiun Inc.
Yakima Medical Arts, Inc.

Labcorp Drug Development Inc. Operating Entities
Chiltern International Limited (CIL)
Chiltern Pesquisa Clinica Ltda
Covance (Barbados) Holdings Ltd.
Covance (Barbados) Ltd.
Fairfax Storage Limited
Havenfern Ltd
Hazpen Trustees Ltd.

Labcorp (Argentina) S.A.
Labcorp (Canada) Inc.
Labcorp (Polska) Sp. z o.o.
Labcorp Asia-Pacific Inc.
Labcorp Austria GmbH
Labcorp Bedford LLC
Labcorp Bioanalytical Services LLC
Labcorp Brazil Pharmaceutical Services Limitada
Labcorp Central Laboratory Services Inc.
Labcorp Central Laboratory Services Limited Partnership
Labcorp Central Laboratory Services S.à r.l.
Labcorp Chile Services Limitada
Labcorp Clinical Development (Pty) Ltd
Labcorp Clinical Development AG
Labcorp Clinical Development ApS
Labcorp Clinical Development GmbH
Labcorp Clinical Development Hungaria Consultancy Limited Liability Company
Labcorp Clinical Development Limited
Labcorp Clinical Development Limited
Labcorp Clinical Development Ltd.
Labcorp Clinical Development Private Limited
Labcorp Clinical Development SARL
Labcorp Clinical Development SRL
Labcorp Clinical Development SRL
Labcorp Clinical Development Ukraine LLC
Labcorp Clinical Development, S. DE R. L. De C.V.
Labcorp Clinical Research Unit Inc.
Labcorp Clinical Research Unit Limited
Labcorp Clinical Research, LP
Labcorp CLS Holdings Limited LLC
Labcorp CLS Holdings Partnership LP
Labcorp Colombia Services Ltda.
Labcorp CRU Inc.
Labcorp Data Sciences Ukraine LLC
Labcorp Development (Asia) Pte. Ltd.
Labcorp Development Japan K.K.
Labcorp Development Limited
Labcorp Development Pty Ltd
Labcorp Development S.A.
Labcorp Drug Development India Private Limited
Labcorp Early Development Corporation
Labcorp Early Development Laboratories Inc.
Labcorp Early Development Laboratories Limited
Labcorp Early Development Services GmbH
Labcorp Endpoint (UK) Ltd
Labcorp Endpoint Clinical Inc.
Labcorp Endpoint India Private Limited
Labcorp Global Specimen Solutions Inc.
Labcorp Guatemala Services, S.A.
Labcorp Hong Kong Holdings Limited
Labcorp Hong Kong Services Limited
Labcorp International Holdings B.V.
Labcorp International Holdings Limited
Labcorp Korea Limited
Labcorp Latin America Inc.
Labcorp Luxembourg Sarl
Labcorp Neon Luxembourg Sarl
Labcorp New Zealand Limited

Labcorp Peri-Approval and Commercialization Inc.
Labcorp Peru Services S.A.
Labcorp Pharmaceutical Research and Development (Beijing) Co., Ltd.
Labcorp Pharmaceutical Research and Development (Shanghai) Co., Ltd.
Labcorp Pharmaceutical Research and Development (Suzhou) Co., Ltd.
Labcorp Research Holdings, LLC
Labcorp Scientific Services & Solutions Private Limited
Labcorp Scientific Services and Solutions, Inc.
Labcorp Services (Thailand) Limited
Labcorp Services Malaysia Sdn. Bdn.
Labcorp Specialty Pharmacy LLC
Labcorp Taiwan Services Limited
Labcorp US Holdings Limited LLC
Labcorp US Holdings Partnership LP
LSR Pension Scheme Limited
SnapIoT Europe s.r.l.
SnapIOT, Inc.
Texas Covance GP, Inc.
Theorem Clinical Research Holdings B.V.
Theorem Clinical Research International B.V
Theorem Clinical Research Latin America B.V.
Theorem Research Associates, Inc.

Labcorp Drug Development Inc. Inactive Entities
Chiltern Clinical Research (Philippines) Inc
Chiltern International AB
Chiltern International Sro
Covance Clinical and Periapproval Services LLC
Covance Clinical Development SRL
Covance Consulting Limited
Covance CRS Analytics Ltd.
Covance CRS Developments Limited
Covance CRS International Limited
Covance Genomics Laboratory LLC
Covance Laboratories Korea Company Limited
Covance NPA Inc.
Covance Pharma Consulting Limited
Integrated Development Associates Philippines, Inc
Labcorp International Group Limited
Labcorp Research Limited
Labcorp UK Limited
Ockham Development Group (Holdings) UK Ltd
Ockham Europe Limited
Theorem Clinical Research Co., Ltd.

Dynacare non-operating entities identified subsequent to the acquisition of Dynacare Inc. on July 25, 2002
1004679 Ontario Limited
563911 Ontario Limited
794475 Ontario Inc.
829318 Ontario Limited
854512 Ontario Limited
879606 Ontario Limited
900747 Ontario Ltd.
925893 Ontario Limited
942487 Ontario Ltd.
942489 Ontario Ltd.
942491 Ontario Limited

942492 Ontario Ltd.
947342 Ontario Ltd.
949235 Ontario Ltd.
958069 Ontario Inc.
977681 Ontario Inc.
978550 Ontario Ltd.
978551 Ontario Ltd.
Amherstview Medical Centre Developments Inc.
DHG Place Du Centre Clinique
Dynacare Canada Inc.
Dynacare International Inc.
Glen Davis Equities Ltd.
L.R.C. Management Service Inc.
Lawrence-Curlew Medical Centre Inc.
Roselat Developments Limited
St. Joseph's Health Centre
Stockwin Corporation Ltd.
Thistle Place Care Corp.
Toronto Argyro Medical Laboratories Ltd.
Woodstock Medical Arts Building Inc.